Exhibit 99.1

Globus Medical Reports Third Quarter 2025 Results

AUDUBON, PA, November 6, 2025: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal solutions company, today announced its financial results for the quarter ended September 30, 2025.

•	Worldwide net sales were $769.0 million, an increase of 22.9%, or an increase of 22.3% on a constant currency basis
•	Base business, excluding Nevro, net sales were $669.8 million, an increase of 7.0%, or an increase of 6.5% on a constant currency basis
•	GAAP net income for the quarter was $119.0 million
•	GAAP diluted earnings per share (“EPS”) was $0.88 and non-GAAP diluted EPS was $1.18, increasing 134.0% and 42.6%, respectively

“We are pleased with the strength of our overall results and continued progress throughout the company,” commented Keith Pfeil, President and Chief Executive Officer. “Q3 revenue rose 23%, driven by 10% growth in our US Spine business, as momentum accelerated during the quarter with broad based demand across our products and geographies. Our recently acquired Nevro business continued to exceed expectations, underscoring the strength of our integration strategy, as we position this business for future growth. Strength in revenue translated into enhanced earnings and profitability, with meaningful improvements in adjusted gross margins and operating expenses, reflecting both synergy capture and operating leverage from the NuVasive merger and Nevro acquisition. Looking ahead, we remain focused on finishing 2025 strong, with a clear path toward consistent organic growth through innovation, disciplined execution and delivering differentiated technologies that improve patient outcomes.”

“Our third quarter results highlight our ability to balance growth with operational efficiency and synergy execution. We achieved record non-GAAP free cash flow of $213.9 million in the quarter, up 24% quarter-over-quarter and non-GAAP diluted earnings per share of $1.18, growing 43% compared to the prior year quarter,” commented Kyle Kline, Chief Financial Officer. “We’ve executed share repurchases of $40 million this past quarter, bringing our total repurchases to $255.5 million through the first nine months of 2025, further demonstrating our confidence in the business and our commitment to creating long-term value for our shareholders.”

Worldwide net sales for the third quarter of 2025 were $769.0 million, an as-reported increase of 22.9% over the third quarter of 2024. U.S. net sales for the third quarter of 2025 increased by 24.6% compared to the third quarter of 2024. International net sales increased by 16.5% over the third quarter of 2024 on an as-reported basis and increased by 13.5% on a constant currency basis.

GAAP net income for the third quarter of 2025 was $119.0 million, an increase of 129.5% over the same period in the prior year. The increase in GAAP net income was primarily driven by higher sales of $143.3 million, with sales from the recently acquired Nevro contributing $99.3 million. GAAP diluted EPS for the third quarter was $0.88, compared to $0.38 for the third quarter of 2024, an increase of 134.0%. Non-GAAP diluted EPS for the third quarter of 2025, which excludes, among other costs, amortization of intangibles, merger and acquisition-related costs, and restructuring-related costs, was $1.18, compared to $0.83 in the third quarter of 2024, an increase of 42.6%.

Net cash provided by operating activities was $249.7 million, and non-GAAP free cash flow was $213.9 million for the third quarter of 2025.

Retrospectively, as of January 1, 2024, we no longer include acquisition of in-process research and development costs as an adjustment to non-GAAP Adjusted EBITDA or non-GAAP net income.

2025 Annual Guidance

The Company increased its guidance for full-year 2025 revenue to be in the range of $2.86 to $2.90 billion from the previous range of $2.80 to $2.90 billion, and increased its guidance for non-GAAP fully diluted earnings per share to be in the range of $3.75 to $3.85 from the previous range of $3.00 to $3.30.  The Company now expects its Nevro acquisition to be accretive to earnings in 2025.

Conference Call Information

Globus Medical will hold a teleconference to discuss its third quarter 2025 results with the investment community at 4:30 p.m. Eastern Time today. Participants may access the conference call live via webcast on the Investors page of Globus Medical’s website at http://www.investors.globusmedical.com/news-events/events-webcasts.

To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. The audio archive will be available after the call on the Investor page of the Globus Medical website.

About Globus Medical, Inc.

Globus Medical, Inc. is a leading global musculoskeletal company dedicated to solving unmet clinical needs and changing lives. We innovate with inspired urgency, provide world-class education and clinical support, and advance care throughout spine, orthopedic trauma, joint reconstruction, biomaterials and enabling technologies. Additional information can be accessed at www.globusmedical.com.

Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), management uses certain non-GAAP financial measures.  For example, non-GAAP Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation expense, provision for litigation, merger and acquisition related costs, restructuring related costs, certain foreign currency acquisition-related impacts, bargain purchase gains, and gains and losses from strategic investments, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense. We no longer include acquisition of in-process research and development as an adjustment to non-GAAP Adjusted EBITDA. Our management also uses non-GAAP Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.  Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized.  Merger and acquisition related costs represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, retention bonus, duplicative costs and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees.  Restructuring related costs include severance, retention bonus, accelerated stock-based compensation expense, legal and tax fees for legal entity reorganization and costs associated with consolidating facilities.  We also adjusted for certain foreign currency impacts related to the acquisition costs and gains/losses on strategic investments within other assets as we believe these impacts are not a measure of our operating performance.

In addition, for the period ended September 30, 2025 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP Diluted Earnings Per Share, which represent net income and diluted earnings per share excluding the provision for litigation, amortization of intangibles, merger and acquisition related costs, restructuring related costs, certain foreign currency impacts, gains and losses from strategic investments, bargain purchase gains, certain valuation allowance releases on deferred tax assets, and the tax effects of all of the foregoing adjustments. We no longer include acquisition of in-process research and development as an adjustment to non-GAAP net income.  We also present Non-GAAP gross profit, which excludes the impacts of any inventory acquisition-related costs within cost of goods sold. The tax effect adjustment represents the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income. The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used. We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of the foregoing items, which we believe are not reflective of underlying business trends.  Additionally, for the period ended September 30, 2025 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment.  We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, the non-GAAP measure of constant currency net sales growth is calculated by translating current year net sales at the same average exchange rates in effect during the applicable prior year period.  We believe constant currency net sales growth provides insight to the comparative increase or decrease in period net sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates. We are also presenting base business sales and base Adjusted EBIDTA, excluding the contribution from the recently acquired Nevro Corp., and subsidiaries. We believe these provide insight to how the Company is performing without the impact of our most recent acquisition. Finally, we are also presenting a measure of sales on a day-adjusted basis. This represents a calculation of sales using a comparable number of selling days as in the previous period.

Non-GAAP adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit, non-GAAP free cash flow, non-GAAP net sales growth on a constant currency basis, base business sales and base Adjusted EBITDA, excluding the contribution from the recently acquired Nevro Corp., and day-adjusted basis sales are not calculated in conformity with U.S. GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with U.S. GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of these non-GAAP measures may differ from that of other companies and therefore may not be comparable.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, the risks and costs associated with the health epidemics, pandemics and similar outbreaks, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission.  These documents are available at www.sec.gov. Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2025	2024	2025	2024
Net sales	$769,048	$625,705	$2,112,511	$1,862,062

Cost of Sales and Operating expenses:
Cost of sales (exclusive of amortization of intangibles)	252,533	270,515	696,695	772,042
Research and development	38,067	35,380	111,083	130,346
Selling, general and administrative	313,597	240,062	860,018	728,195
Amortization of intangibles	29,843	30,076	88,834	89,461
Acquisition-related costs	(2,713)	(3,617)	31,500	12,535
Restructuring costs	358	5,191	13,905	23,766

Operating income/(loss)	137,363	48,098	310,476	105,717

Other income/(expense), net:
Interest income/(expense), net	1,455	(775)	3,829	(5,004)
Foreign currency transaction gain/(loss)	(161)	10,279	4,147	(5,795)
Bargain purchase gain	3,800	—	114,361	—
Other income/(expense)	1,537	(570)	3,022	1,137
Total other income/(expense), net	6,631	8,934	125,359	(9,662)

Income/(loss) before income taxes	143,994	57,032	435,835	96,055
Income tax provision/(benefit)	25,028	5,196	38,561	19,576

Net income/(loss)	$118,966	$51,836	$397,274	$76,479

Other comprehensive income/(loss), net of tax:
Unrealized gain/(loss) on marketable securities	30	912	347	1,783
Foreign currency translation gain/(loss)	658	3,976	17,441	1,446
Total other comprehensive income/(loss), net of tax	688	4,888	17,788	3,229
Comprehensive income/(loss)	$119,654	$56,724	$415,062	$79,708

Earnings per share:
Basic	$0.88	$0.38	$2.93	$0.56
Diluted	$0.88	$0.38	$2.90	$0.56
Weighted average shares outstanding:
Basic	134,502	135,615	135,484	135,390
Diluted	135,394	138,062	137,219	137,245

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30,	December 31,
(In thousands, except share and per share values)	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$371,769	$784,438
Short-term marketable securities	18,754	105,619
Accounts receivable, net of allowances of $27,406 and $15,505, respectively	619,116	557,697
Inventories	771,538	659,233
Prepaid expenses and other current assets	74,177	49,640
Income taxes receivable	69,007	20,633
Total current assets	1,924,361	2,177,260
Property and equipment, net of accumulated depreciation of $646,664 and $545,786, respectively	577,791	561,909
Operating lease right of use assets	59,411	49,647
Long-term marketable securities	16,684	66,134
Intangible assets, net	773,902	795,117
Goodwill	1,434,291	1,432,387
Other assets	76,838	75,096
Deferred income taxes	232,362	94,200
Total assets	$5,095,640	$5,251,750

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$87,227	$75,118
Accrued expenses	325,924	260,591
Operating lease liabilities	14,355	10,249
Income taxes payable	1,285	10,725
Senior convertible notes	—	443,351
Business acquisition liabilities	18,900	33,739
Deferred revenue	18,267	22,140
Total current liabilities	465,958	855,913
Business acquisition liabilities, net of current portion	78,247	89,496
Operating lease liabilities	104,988	83,588
Deferred income taxes and other tax liabilities	22,538	23,889
Other liabilities	25,084	21,531
Total liabilities	696,815	1,074,417

Equity:
Class A common stock; $0.001 par value. Authorized 500,000,000 shares; issued and outstanding 112,175,355 and 114,990,219 shares at September 30, 2025 and December 31, 2024, respectively	112	115
Class B common stock; $0.001 par value. Authorized 275,000,000 shares; issued and outstanding 22,430,097 and 22,430,097 shares at September 30, 2025 and December 31, 2024, respectively	22	22
Additional paid-in capital	3,095,279	3,031,244
Accumulated other comprehensive income/(loss)	10,927	(6,861)
Retained earnings	1,292,485	1,152,813
Total equity	4,398,825	4,177,333
Total liabilities and equity	$5,095,640	$5,251,750

GLOBUS MEDICAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended
	September 30,
(In thousands)	2025	2024
Cash flows from operating activities:
Net income	$397,274	$76,479
Adjustments to reconcile net income to net cash provided by operating activities:
Bargain purchase gain	(114,361)	—
Acquired in-process research and development	—	12,613
Depreciation and amortization	207,831	185,796
Amortization of premiums on marketable securities	(474)	(119)
Provision for excess and obsolete inventory	15,988	16,194
Amortization of inventory fair value step-up	12,973	168,097
Amortization of 2025 Notes fair value step-up	6,658	19,973
Stock-based compensation expense	38,361	42,284
Allowance for expected credit losses	5,311	15,667
Change in fair value of business acquisition liabilities	2,668	8,608
Change in deferred income taxes	525	(92,723)
(Gain)/loss on disposal of assets, net	8,438	2,687
Payment of business acquisition-related liabilities	(16,425)	(18,084)
Net (gain)/loss from foreign currency adjustment	(14,621)	(2,354)
(Increase) decrease in:
Accounts receivable	11,971	(100,545)
Inventories	(17,420)	(17,973)
Prepaid expenses and other assets	(6,689)	(3,108)
Increase (decrease) in:
Accounts payable	(654)	1,294
Accrued expenses and other liabilities	25,442	389
Income taxes payable/receivable	(57,936)	(4,876)
Net cash provided by/(used in) operating activities	504,860	310,299
Cash flows from investing activities:
Purchases of marketable securities	(37,109)	(13,366)
Maturities of marketable securities	58,630	47,746
Sales of marketable securities	115,608	9,644
Purchases of property and equipment	(118,482)	(98,318)
Acquisition of businesses, net of cash acquired and purchases of intangible and other assets	(252,546)	(17,635)
Acquisition of intangible assets	(9,666)	—
Proceeds from credit facility	20,000	—
Repayment of borrowings from credit facility	(20,000)	—
Net cash provided by/(used in) investing activities	(243,565)	(71,929)
Cash flows from financing activities:
Payment of business acquisition-related liabilities	(11,240)	(37,003)
Net proceeds from exercise of stock options	26,999	41,156
Payments related to tax withholdings for share-based compensation	(2,698)	(6,795)
Repurchase of common stock	(255,451)	(84,787)
Repayment of senior convertible notes	(449,985)	—
Net cash provided by/(used in) financing activities	(692,375)	(87,429)
Effect of foreign exchange rates on cash	18,411	4,533
Net increase/(decrease) in cash and cash equivalents	(412,669)	155,474
Cash and cash equivalents at beginning of period	784,438	467,292
Cash and cash equivalents at end of period	$371,769	$622,766

Supplemental disclosures of cash flow information:
Income taxes paid, net	$95,096	$117,474
Non-cash investing and financing activities:
Accrued purchases of property and equipment	$13,454	$4,802

Supplemental Financial Information

Net Sales by Product Category:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2025	2024	2025	2024
Musculoskeletal Solutions	$741,009	$587,402	$2,027,124	$1,755,011
Enabling Technologies	28,039	38,303	85,387	107,051
Total net sales	$769,048	$625,705	$2,112,511	$1,862,062

Liquidity and Capital Resources:

	September 30,	December 31,
(In thousands)	2025	2024
Cash and cash equivalents	$371,769	$784,438
Short-term marketable securities	18,754	105,619
Long-term marketable securities	16,684	66,134
Total cash, cash equivalents and marketable securities	$407,207	$956,191

The following tables reconcile GAAP to Non-GAAP financial measures.

As of September 30, 2024, we no longer include Acquisition of in-process research and development as an adjustment to the non-GAAP financial measures. As previously disclosed, the Company incurred $12.6 million in the nine months ended September  30, 2024 for the Acquisition of in-process research and development, which, when it was previously included, resulted in a 0.6% impact on Adjusted EBITDA as a percentage of net sales and $0.09 on Non-GAAP diluted earnings per share.

Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except percentages)	2025	2024	2025	2024
Net income/(loss)	$118,966	$51,836	$397,274	$76,479
Interest (income)/expense, net	(1,455)	775	(3,829)	5,004
Provision for income taxes	25,028	5,196	38,561	19,576
Depreciation and amortization	71,126	66,947	207,831	185,796
EBITDA	213,665	124,754	639,837	286,855
Stock-based compensation expense	11,528	11,356	37,838	36,530
Provision for litigation, net	28,261	(676)	24,353	628
Merger and acquisition-related costs (1)	4,678	61,160	46,177	185,160
Net (gain) loss from strategic investments	(946)	—	(2,255)	(267)
Non-cash acquisition-related foreign currency impacts	(3,045)	(8,912)	(15,382)	(2,354)
Restructuring costs	2,260	6,009	22,909	31,542
Bargain Purchase Gain	(3,800)	—	(114,361)	—
Adjusted EBITDA	$252,601	$193,691	$639,116	$538,094

Net income/(loss) as a percentage of net sales	15.5%	8.3%	18.8%	4.1%
Adjusted EBITDA as a percentage of net sales	32.8%	31.0%	30.3%	28.9%

(1) Merger and acquisition-related costs represent certain costs associated with acquisitions.  These costs, presented on a before-tax effect basis, are included in Non-GAAP Merger and Acquisition-related Costs table.

Non-GAAP Merger and Acquisition-related  Costs Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
(In thousands)
Amortization of inventory fair value step up	$6,957	$60,756	$12,973	$168,097
Change in fair value of business acquisition liabilities	(2,721)	(4,133)	2,681	8,610
Employee-related costs (b)	—	3,574	27,418	5,031
Other acquisition-related costs (a)	442	963	3,105	3,422
Merger and acquisition-related costs	$4,678	$61,160	$46,177	$185,160
(a) Primarily comprised of legal fees, advisory and consulting fees.
(b) Primarily comprised of severance, share based compensation and termination fees.

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2025	2024	2025	2024
Net income/(loss)	$118,966	$51,836	$397,274	$76,479
Provision for litigation, net	28,261	(676)	24,353	628
Amortization of intangibles	29,843	30,076	88,834	89,461
Merger and acquisition -related costs (1)	4,678	61,160	46,177	185,160
Net gain/(loss) on strategic investments	(946)	—	(2,255)	(267)
Non-cash acquisition-related foreign currency impacts	(3,045)	(8,912)	(15,382)	(2,354)
Restructuring Costs	2,260	6,009	22,909	31,542
Bargain Purchase Gain	(3,800)	—	(114,361)	—
Provision for income tax benefit from non-recurring tax adjustments	(1,740)	—	(36,555)	—
Tax effect of adjusting items	(15,127)	(25,507)	(40,034)	(78,454)
Non-GAAP net income/(loss)	$159,350	$113,986	$370,960	$302,195
(1) see footnote 1 to the Non-GAAP Adjusted EBITDA Reconciliation Table above for the detail of these costs.

Non-GAAP Gross Profit Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2025	2024	2025	2024
Net Sales	$769,048	$625,705	$2,112,511	$1,862,062
Cost of Sales (exclusive of amortization of intangibles)	252,533	270,515	696,695	772,042
Amortization of Intangibles	22,665	23,841	69,516	66,593
Gross Profit	$493,850	$331,349	$1,346,300	$1,023,427

Amortization of inventory fair value step up	6,957	60,756	12,973	168,097
Amortization of Intangibles	22,665	23,841	69,516	66,593
Adjusted Gross Profit	$523,472	$415,946	$1,428,789	$1,258,117

Gross Profit % of Net Sales	64.2%	53.0%	63.7%	55.0%
Adjusted Gross Profit % of Net Sales	68.1%	66.5%	67.6%	67.6%

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2025	2024	2025	2024
Diluted earnings per share, as reported	$0.88	$0.38	$2.90	$0.56
Provision for litigation, net	0.21	(0.00)	0.18	—
Amortization of intangibles	0.22	0.22	0.65	0.65
Merger and acquisition -related costs (1)	0.03	0.44	0.34	1.35
Net (gain) loss from strategic investments	(0.01)	—	(0.02)	(0.00)
Non-cash acquisition-related foreign currency impacts	(0.02)	(0.06)	(0.11)	(0.02)
Restructuring costs	0.02	0.04	0.17	0.23
Provision for income tax benefit from non-recurring tax adjustments	(0.01)	—	(0.27)	—
Bargain Purchase Gain	(0.03)	—	(0.83)	—
Tax effect of adjusting items	(0.11)	(0.18)	(0.29)	(0.57)
Non-GAAP diluted earnings per share	$1.18	$0.83	$2.70	$2.20
(1) see footnote 1 to the Non-GAAP Adjusted EBITDA Reconciliation Table above for the detail of these costs.
* amounts may not add due to rounding.

Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2025	2024	2025	2024
Net cash provided by operating activities	$249,696	$203,655	$504,860	$310,299
Purchases of property and equipment	(35,817)	(41,952)	(118,482)	(98,318)
Free cash flow	$213,879	$161,703	$386,378	$211,981

Non-GAAP Net Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended		Reported	Currency Impact on	Constant Currency
	September 30,		Net Sales	Current	Net Sales
(In thousands, except percentages)	2025	2024	Growth	Period Net Sales	Growth
United States	$617,633	$495,789	24.6%	$—	24.6%
International	151,415	129,916	16.5%	3,974	13.5%
Total net sales	$769,048	$625,705	22.9%	$3,974	22.3%

Base Business and Nevro Corp. Net Sales Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2025	2024	2025	2024
Net Sales of Nevro products	$99,254	$—	$193,839	$—
Net Sales of base business	669,794	625,705	1,918,671	1,862,062
Total net sales	$769,048	$625,705	$2,112,511	$1,862,062

Base Business and Nevro Corp. Adjusted EBITDA Reconciliation Table:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2025	2024	2025	2024
Adjusted EBITDA of the acquired Nevro subsidiaries	$16,115	$—	$14,805	$—
Adjusted EBITDA of base business	236,486	193,691	624,311	538,094
Total Adjusted EBITDA (1)	$252,601	$193,691	$639,116	$538,094
(1) See Non-GAAP Adjusted EBITDA Reconciliation Table above for calculation

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email: investors@globusmedical.com

www.globusmedical.com